UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

ONE LIBERTY PROPERTIES, INC.
(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

        Registrant's telephone number, including area code:     516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of our board of directors held on June 13, 2013, Matthew J. Gould who previously served as Vice Chairman of our board of directors, was appointed to serve as Chairman of the board of directors, and Fredric H. Gould, who previously served as Chairman of the board, was appointed to serve as Vice Chairman of the board.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At our annual meeting of stockholders held on June 13, 2013, stockholders (i) elected Joseph A. Amato, Jeffrey A. Gould, Matthew J. Gould and J. Robert Lovejoy to serve as directors for a three-year term and (ii) ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Set forth below are the votes with respect to each such matter:

Proposal 1 – Election of Directors

	For	Against	Abstain	Broker Non-Vote
Joseph A. Amato	9,480,139	437,198	155,749	3,553,264

Jeffrey A. Gould	8,982,652	735,354	355,080	3,553,264

Matthew J. Gould	9,238,986	488,245	345,585	3,553,264

J. Robert Lovejoy	9,400,164	434,831	238,091	3,553,264

Proposal 2 – Ratification of the Selection of Independent Registered Public Accounting Firm

For	Against	Abstain
13,168,731	67,078	390,541

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: June 13, 2013	By:	/s/ David W. Kalish
David W. Kalish,
Senior Vice President and Chief
Financial Officer